Exhibit 10.3

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of July 16, 2020, by and among Trean Insurance Group, Inc., a Delaware corporation (“Trean”), BIC Holdings LLC, a Delaware limited liability company (“BIC Holdings”) and Trean Holdings LLC, a Delaware limited liability company (“Trean Holdings”). Each of Trean, BIC Holdings and Trean Holdings is referred to individually as a “Party” and collectively with the other Party as the “Parties”.
R E C I T A L S
WHEREAS, in order to facilitate the consummation of an initial public offering of Trean (“IPO”), Trean, BIC Holdings, Trean Holdings and certain other parties intend to effect certain reorganization transactions, including the Contribution (as defined below), pursuant to the Reorganization Agreement, by and among Trean, BIC Holdings, Trean Holdings and such other parties named therein (the “Reorganization Agreement”);
WHEREAS, each of BIC Holdings and Trean Holdings desire to make a capital contribution to Trean pursuant to which each of BIC Holdings and Trean Holdings will transfer all of their respective assets, including all equity interests in their respective subsidiaries, to Trean on the terms and subject to the conditions set forth herein (collectively, the “Contributed Interests”);
WHEREAS, each of BIC Holdings and Trean Holdings desire to enter into this Agreement, pursuant to which each of BIC Holdings and Trean Holdings will contribute the Contributed Interests to Trean;
WHEREAS, the respective boards of managers of each of BIC Holdings and Trean Holdings have determined that it is advisable and in the best interests of each of BIC Holdings and Trean Holdings and their respective unit holders to contribute, assign, transfer, convey and deliver to Trean all of their respective rights, titles and interests in and to the Contributed Interests (the “Contribution”) in exchange for an economically equivalent amount of shares of common stock, par value $0.01 per share, of Trean (the “Common Stock”);
WHEREAS, Trean desires to accept the Contribution from each of BIC Holdings and Trean Holdings in exchange for the Common Stock;
WHEREAS, the pre-IPO equity value of Trean is $448,551,312, of which (i) 72.67% is allocable to BIC Holdings and Trean Holdings, which equates to an aggregate implied equity value of $325,966,944 and (ii) 27.33% is allocable to Compstar Holding Company LLC, a Delaware limited liability company (“Compstar Holding”) which equates to an implied equity value of $122,584,368, or (a) 12.30% allocable to Trean Compstar Holdings LLC, a Delaware limited liability company (“Trean Compstar”) which equates to an implied equity value of $55,162,966 and (b) 15.03%, in the aggregate, allocable to Blake Enterprises I, Inc., a Delaware corporation, Blake Enterprises II, Inc., a Delaware corporation and Blake Enterprises III, Inc., a Delaware corporation (collectively, “Blake Enterprises”) which equates to an implied equity value of $67,421,402;
WHEREAS, Trean Compstar owns 18,000,000 units designated as Class A Units of Compstar Holding, representing 45.00% of the issued and outstanding equity interests of Compstar Holding or $55,162,966 of the implied equity value of Compstar Holding;

WHEREAS, the combined pre-IPO equity value allocable to the Blake Enterprises is $67,421,402 or 15.03% pre-IPO ownership of Trean;
WHEREAS, the combined pre-IPO equity value allocable to the unit holders of BIC Holdings and Trean Holdings is $381,129,910 or 84.97% pre-IPO ownership of Trean;
WHEREAS, the Blake Enterprises will receive 6,613,606 shares of Common Stock, such that Blake Enterprises will own 15.03% of the shares of Common Stock outstanding immediately before giving effect to the shares of Common Stock to be issued in connection with the IPO, in exchange for all 22,000,000 units designated as Class B Units of Compstar Holding; and
WHEREAS, BIC Holdings and Trean Holdings will receive 37,386,394 shares of Common Stock, such that BIC Holdings and Trean Holdings will own 84.97% of the shares of Common Stock outstanding immediately before giving effect to the shares of Common Stock to be issued in connection with the IPO, in exchange for the Contributed Interests.
A G R E E M E N T
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Contribution; Assumption; and Exchange.
1.1    Contribution of the Contributed Interests; Exchange for Common Stock. In reliance on the representations and warranties contained herein, each of BIC Holdings and Trean Holdings hereby contributes, assigns, transfers, conveys and delivers, as of the date hereof, the Contributed Interests to Trean.
1.2    Assumption of Liabilities and Obligations; Entitle to Rights and Benefits. Trean hereby assumes and agrees to perform all of the liabilities and obligations of each of BIC Holdings and Trean Holdings and accepts all of the rights and benefits of each of BIC Holdings and Trean Holdings, in each case, resulting from, relating to or arising out of the Contributed Interests of whatever kind or nature.
1.3    Transfer of Common Stock. Trean shall transfer to BIC Holdings and Trean Holdings 84.97% of the shares of Common Stock outstanding immediately before giving effect to the shares of Common Stock to be issued in connection with the IPO, or 37,386,394 shares of Common Stock in exchange for the Contributed Interests.
2.    Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Party as follows:
2.1    Organization. It is a corporation, duly incorporated, or a limited liability company, duly organized, in each case, validly existing and in good standing under the laws of its state of organization.
2.2    Authority. It has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. It has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and (assuming due authorization, execution and delivery by the other Parties) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
3.    Miscellaneous.
3.1    Further Assurances. From and after the date of this Agreement, each Party, at the request of the other Party, shall take all such action and deliver all such documents as shall be reasonably necessary or appropriate to effect the Contribution as set forth in this Agreement and otherwise enable each Party to enjoy the benefits contemplated by this Agreement.
3.2    Entire Agreement. This Agreement, together with the Reorganization Agreement and the other agreements being entered into in connection with the transactions contemplated thereby, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.
3.3    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the Parties may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be null and void.
3.4    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
3.5    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
3.6    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
3.7    Governing Law; Submission to Jurisdiction. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law.
3.8    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]
3.9

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TREAN INSURANCE GROUP, INC.

By:     /s/ Andrew M. O’Brien
    Name:    Andrew M. O’ Brien
    Title:    President and Chief Executive Officer

BIC HOLDINGS LLC

By:     /s/ Andrew M. O’Brien
    Name:    Andrew M. O’ Brien
    Title:    Authorized Signatory

TREAN HOLDINGS LLC

By:     /s/ Andrew M. O’Brien
    Name:    Andrew M. O’ Brien
    Title:    Authorized Signatory

[Signature Page to HoldCo Contribution Agreement]